As filed with the Securities and Exchange Commission on March 15, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Model N, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0528806
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
777 Mariners Island Boulevard, Suite 300
San Mateo, California 94404
(650) 610-4600
(Address of Principal Executive Offices and Zip Code)

Amended and Restated 2021 Equity Incentive Plan
(Full title of the plan)

John Ederer
Chief Financial Officer
Model N, Inc.
777 Mariners Island Boulevard, Suite 300
San Mateo, California 94404
(Name and address of agent for service)
(650) 610-4600
(Telephone number, including area code, of agent for service)

Copies to:

Amanda Rose, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500	Errol H. Hunter, Esq., Chief Legal Officer Model N, Inc. 777 Mariners Island Boulevard, Suite 300 San Mateo, California 94404 (650) 610-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Model N, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 3,500,000 additional shares of common stock available for issuance under the Registrant’s Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”) pursuant to stockholder approval of an amendment to the 2021 Plan obtained on February 16, 2023.

In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s previous Registration Statements on Form S-8 filed with the Commission on March 4, 2021 (Registration No. 333-253893) to the extent not superseded hereby. In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
a)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the Commission on November 18, 2022 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
b)    the Registrant’s Quarterly Report on Form 10-Q for the three months ended December 31, 2022 filed with the SEC on February 7, 2023;
c)    the Registrant’s Current Reports on Form 8-K filed with the SEC on February 21, 2023, March 7, 2023 and March 14, 2023;
b)    all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
c)    the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-35840) filed with the Commission on March 18, 2013, including any amendments or reports filed for the purpose of updating such description.
All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 8.    Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant	10-Q	001-35840	3.1	5/10/2013
4.2	Amended and Restated Bylaws of the Registrant of the Registrant	10-Q	001-35840	3.1	5/6/2020
4.3	Form of Registrant’s Common Stock certificate	S-1/A	333-186668	4.01	3/7/2013
5.1	Opinion of General Counsel (including consent)					X
23.1	Consent of General Counsel (contained in Exhibit 5.1)					X
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	Amended and Restated 2021 Equity Incentive Plan	DEF 14A	001-35840	Appendix A	1/6/2023
107.1	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Mateo, State of California, on this 15th day of March 2023.

MODEL N, INC.

By:	/s/ John Ederer
John Ederer
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jason Blessing and John Ederer, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Jason Blessing	Chief Executive Officer	March 15, 2023
Jason Blessing	(Principal Executive Officer)

/s/ John Ederer	Chief Financial Officer	March 15, 2023
John Ederer	(Principal Financial Officer and Principal Accounting Officer)

Additional Directors:

/s/ Tim Adams	Director	March 15, 2023
Tim Adams

/s/ Baljit Dail	Director	March 15, 2023
Baljit Dail

/s/ Kimberly DeCarlis	Director	March 15, 2023
Kimberly DeCarlis

/s/ Melissa Fisher	Director	March 3, 2023
Melissa Fisher

/s/ Manisha Gulati	Director	March 15, 2023
Manisha Gulati

/s/ Alan Henricks	Director	March 15, 2023
Alan Henricks

/s/ Scott Reese	Director	March 15, 2023
Scott Reese

/s/ Dave Yarnold	Director	March 15, 2023
Dave Yarnold